Exhibit 10.8


                               SUBLEASE AGREEMENT
                             2273 Research Boulevard
                            Rockville, Maryland 20850

    THIS SUBLEASE AGREEMENT (the "Sublease") is made as of this 22nd day of December, 1999, by and between United Payors & United Providers, Inc., a Delaware corporation ("Sublessor"), and HealthExtras, Inc., a Delaware corporation ("Sublessee").

                                    RECITALS
                                    --------

    WHEREAS, Sublessee is currently leasing space located at 2275 Research Boulevard, 7th Floor, Rockville, Maryland 20850, from Sublessor;

    WHEREAS, Sublessor is the tenant under that certain lease (Lease) dated as of September 7, 1999 between Prentiss Properties Research LLC, as lessor (the "Lessor"), and Sublessor, as tenant, for the lease of that certain real and personal property, located at 2273 Research Boulevard, Rockville, Maryland 20850, consisting of approximately 19,700 square feet of rentable area on the second (2nd) floor of the building ("Subleased Premises").

    WHEREAS, Sublessor desires to convey to Sublessee, and Sublessee desires to hire and take from Sublessor, the Subleased Premises.

    NOW THEREFORE, in consideration of the mutual rents to be paid and the mutual covenants and agreements herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT
                                   ---------

    1. LEASED PREMISES. In consideration of the rents to be paid and the covenants and agreements to be performed by Subleasee, Sublessor does hereby demise and grant to Sublessee the Subleased Premises as defined above subject to the terms and conditions herein stated.

   2. TERM. The term of this Sublease for office space at 2273 Research Boulevard shall commence on or about June 1, 2000 and end at midnight on May 30, 2004 "Initial Term". Until that time, the current sublease for office space at 2275 Research Boulevard, 7th Floor, Rockville, MD, will continue in effect.

    3. LEASE. Sublessee hereby represents and warrants that the form of lease attached hereto as Exhibit A is a true and complete copy of the Lease and that there are no oral or written modifications or amendments thereto. Sublessor further represents and warrants that there is no uncured default by Sublessor (to the best of Sublessor's knowledge) outstanding under the Lease and Sublessor is entitled to all the rights and benefits provided for in the Lease.

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     4. RENT.  Sublessee does hereby agree to pay to Sublessor rent for the
Subleased Premises as follows, as well as all proportional fees and charges that Sublessor is obligated to pay to the Lessor under the Lease for the Subleased
Premises:

               PERIOD                                           AMOUNT
               ------                                           -------
     December 22, 1999 -  March 31, 2000                  $6,000 per month
     April 1, 2000 - May 31, 2000                         $30,000 per month
     June 1, 2000 - May 30, 2001                          $43,000 per month
     June 1, 2001 - May 30, 2002                          $45,000 per month
     June 1, 2002 - May 30, 2003                          $47,000 per month
     June 1, 2003 - May 30, 2004                          $50,000 per month


        In addition, Sublessee agrees to pay the amount of $6,000 per month for allocation of the shared PBX supporting Sublessee's telephone system.

    5. RENEWAL OPTION: The Sublessor agrees to sublease the subleased premises to the Sublessee for four years beyond the initial term. The renewal rates would be based on an escalation of $150,000 per year above the final year base rate in the initial term.

        Sublessee's right to exercise these extensions shall be subject to the following limitations which are in the sole discretion of Sublessor:

         *  Need of Sublessor to expand operations;
         *  Sublessor's need to vacate entire premises at 2273 Research Blvd.;
         * Notice of limitations on Sublessee's right to renewal shall be given no later than 18-months prior to the end of initial term.

    6. INCORPORATION OF TERMS AND CONDITIONS OF LEASE. This Sublease is subject to all of the terms and provisions of the Lease and Sublessee agrees to be bound thereby. Except as otherwise provided herein, the terms and provisions of the Lease are hereby incorporated by reference, provided that wherever the words "Lessor" or "Landlord" appear in the Lease, the words shall be deemed to refer to Sublessor, and wherever the words "Lessee" or "New Tenant" appear in the Lease, the words shall be deemed to refer to Sublessee. Except as otherwise provided herein, all of the rights and obligations conferred and imposed upon the Lessee under the terms of the lease are hereby conferred and imposed upon Sublessee with respect to the Subleased Premises and conversely all of the rights and remedies conferred upon the Lessor under the terms of the Lease Agreement hereby conferred upon Sublessor. Sublessee acknowledges receipt of a copy of the Lease in the form attached hereto as Exhibit A and agrees that during the term of this Sublease, Sublessee will not violate any of the terms and conditions of the Lease. In the event Sublessee receives notice of Sublessor's breach of the Lease, Sublessee shall have the right, but not the obligation, to cure such breach. Sublessee's right to cure shall include, without limitation, Sublessee's right to make any payment required under the Lease directly to the Lessor and to deduct such payment from Sublessee's obligation under this Sublease.

    7. QUIET ENJOYMENT. Upon Sublessee's faithfully performing the terms conditions and covenants hereof, Sublessee may quietly and peaceably enjoy the Subleased Premises during the term hereof.


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    8.  INDEMNIFICATION.  Sublessor agrees to indemnify, defend and save
Sublessee harmless from any and all liability, damage, expense, cause of action, suits, claims or judgments, including without limitation, reasonable attorneys' fees and expenses arising out of or relating to: (i) Sublessor's breach of the Lease or occupation of the premises prior to the date hereof and (ii) arising out of or relating to Sublessor's breach of any provision contained in this Sublease. Sublessee agrees to indemnify Sublessor from any and all expenses associated with any damage of the Subleased Premises which is caused by the actions, conduct or negligence of any agent, employee or business investee of Sublessee, provided, however, that in the event that any applicable insurance coverage compensates Sublessor for such damage, loss or expense, then Sublessee's indemnification obligation under this Section 7 shall be limited to the amount of any deductible under such policy and any other out-of-pocket expense incurred by Sublessor.

    9. EQUIPMENT AND FURNITURE. All furniture and equipment purchases by Sublessee will remain the property of Sublessee at the termination of this Sublease.

    10. NOTICES. All notices shall be given in writing by registered or certified mail, postage prepaid, or by Federal express or similar courier to the parties as follows:

         To Sublessor:       United Payors & United Providers, Inc.
                             2273 Research Boulevard, 4th Floor
                             Rockville, Maryland 20850
                             Attention: Joseph M. Mott

        To Sublessee:        HealthExtras, Inc.
                             2273 Research Boulevard, 2nd Floor
                             Rockville, Maryland 20850
                             Attention:  Michael P. Donovan

Notice shall be deemed given on the earlier of : (a) receipt, if delivered by Federal Express or other courier to the addresses or an officer of the addressee, or (b) forty-eight (48) hours following deposit in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Any party may change the address to which such notices shall be given by written notice to the other party as provided herein.

    11. REMEDIES CUMULATIVE. No remedy herein conferred upon or reserved to Sublessor or to Sublessee is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or hereinafter existing at law or in equity or by statute.

    12. MISCELLANEOUS. This Sublease shall not be modified, changed or altered in any respect except by a writing executed and delivered by the parties hereto. As used herein, the singular includes the plural and one gender includes the other gender. The paragraph headings of the Sublease are inserted only for reference and in no way define, limit, or describe the scope or intent of this Sublease nor affect its terms or provisions.


    13. ATTORNEYS' FEES. If either party brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to recover their reasonable attorneys' fees and expenses.

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    14. AMENDMENT AND WAIVER.  This Sublease may be amended, modified, supplemented or changed in whole or in part only by an agreement in writing making specific references to this Sublease and executed by each of the parties hereto. Compliance with any of the terms and conditions of this Sublease may be waived in whole or in part, but only by an agreement in writing making express reference to this Sublease and executed by the party that is entitled to the benefit thereof, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature expect as stated expressly therein. All remedies stated in this Sublease shall be cumulative to every other remedy provided herein or at law or equity, except as expressly provided otherwise in this Sublease.

    15. GOVERNING LAW. This Sublease and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Maryland.

    16. COUNTERPARTS. This Sublease may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

    17. BINDING ON SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of Sublessee and Sublessor and their successors and permitted assigns.

    18. Except as modified hereby, all terms and conditions of the Lease shall continue in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year first above written.



SUBLESSEE:                                     SUBLESSOR:

HEALTHEXTRAS, INC.                             UNITED PAYORS & UNITED
                                               PROVIDERS, INC.


By: /s/ Michael P. Donovan                     By: /s/ Joseph M. Mott
    -----------------------                        -------------------
     Michael P. Donovan                            Joseph M. Mott
     Chief Financial Officer                       Secretary

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